Nicor Inc.
                                                                        Form 8-K
                                                                    Exhibit 99.1



NEWS RELEASE


FOR IMMEDIATE RELEASE          FOR MORE INFORMATION
July 31, 2003                  Contact:  Mark Knox, re: N-897
                               630 305-9500, ext. 2529

NICOR ANNOUNCES HIGHER SECOND QUARTER EARNINGS AND
REVISES ITS 2003 EARNINGS OUTLOOK

Naperville, IL - Nicor Inc. (NYSE: GAS) today reported preliminary second quarter 2003 net income, operating income and diluted earnings per common share of $23.8 million, $38.9 million and $.54, respectively. This compares to second quarter 2002 net income, operating income and diluted earnings per common share of $22.4 million, $43.7 million and $.50, respectively. Improved earnings per share results are primarily attributable to significant mercury-related insurance recoveries in the company's gas distribution business and a gain from the wind-down of the company's 50-percent owned retail energy marketing joint venture, Nicor Energy. Largely offsetting these factors was the negative effect of a previously announced change in the interim depreciation allocation method effective in 2003 and higher operating and maintenance costs in the gas distribution segment. Had gas distribution depreciation been determined using the same method as in 2003, second quarter 2002 consolidated net income, operating income and diluted earnings per common share, would have been $15.3 million, $31.9 million and $.34, respectively.

For the six months ended June 30, 2003 preliminary net income, operating income and diluted earnings per common share were $69.7 million, $120.3 million and $1.58, respectively. This compares to net income, operating income and diluted earnings per common share for the same 2002 period of $58.9 million, $108.7 million and $1.32, respectively. Higher earnings per share results for the six-months ended period are primarily attributable to the second quarter mercury-related insurance recoveries, the gain from the wind-down of Nicor Energy, the impact of the change in the interim depreciation allocation method in the gas distribution segment, and higher operating results in the company's shipping segment. Partially offsetting these positive factors were higher operating and maintenance costs in the company's gas distribution segment. Had gas distribution depreciation been determined using the same method as in 2003, net income, operating income and diluted earnings per common share for the six months ended June 30, 2002, would have been $65.2 million, $119.1 million and $1.46, respectively.

"We are pleased with the substantial progress we have made with the wind-down of Nicor Energy and the orderly disposition of all of Nicor Energy's customer accounts. We have recovered some of our investment in this business as a result," said Thomas L. Fisher, chairman and chief executive officer. "As the year progresses, we continue to expect solid performance from our shipping segment and growth in our retail energy-related services business. However, higher operating costs at the utility continue to be the single biggest factor impacting our operating results and are expected to offset these positive contributions."

More details regarding 2003 preliminary second quarter and the six-month period compared to 2002 financial results follow:

-- Gas distribution operating income decreased in the second quarter to $37.6 million from $41.1 million in 2002. The quarter-to-quarter decrease is due primarily to higher operating costs, including the impact of using a new method for allocating depreciation to interim periods in 2003, lower pension credits, and higher costs relating to legal, health care, insurance and company use of natural gas, as well as decreased customer demand unrelated to weather and lower Chicago Hub results. These negative factors were partially offset by $17.4 million net pretax mercury-related insurance recoveries and the absence of performance-based rate plan losses, as reported in 2002.
   For the six-months ended period June 30, 2003, operating income increased to $111.4 million, from $101.7 million in 2002. The year-to-year increase was due to the second quarter mercury-related insurance recoveries, the new interim depreciation allocation method and colder weather. These positive factors were partially offset by higher operating and maintenance costs, lower Chicago Hub results and lower property sale gains.

-- Tropical Shipping operating income for the second quarter of 2003 increased to $4.9 million from $3.9 million in 2002. Improvements for the quarter were due primarily to higher average rates, which more than offset lower volumes and higher operating costs. Lower volumes for the quarter reflect economic conditions and a reduction in less profitable services. For the six-month ended period June 30, 2003, operating income increased to $10.6 million from $8.0 million in 2002. Improvements for the year-to-date period were due to higher volumes shipped and higher average rates. Year-to-year volume improvements were due primarily to an acquisition made in April 2002.

-- Operating income (loss) for the company's other energy ventures for the second quarter 2003 decreased to a loss of $0.6 million from income of $1.4 million in 2002 due to lower operating results in most businesses. For the six months ended June 30, 2003, operating income increased to $3.0 million from $2.1 million a year ago. Improvements for the six-month period were due to lower operating losses from the company's former energy system development activities, managed by Nicor Solutions, and higher operating results at Nicor Enerchange. The improvement at Nicor Enerchange resulted entirely from a previously announced required change in accounting method.

   The new accounting method adopted at Nicor Enerchange resulted in a $4.5 million cumulative effect loss, net of taxes, for Nicor Inc. in the first quarter of 2003. This cumulative effect adjustment removed all previously recorded unrealized mark-to-market gains on natural gas inventory and non-derivative energy-related contracts for storage and transportation services.

-- Higher corporate operating expenses, relating primarily to legal and auditing costs, negatively impacted results for both the quarter and year-to-date periods.

-- The company recorded higher results in 2003 for the quarter and six-month ended periods from its equity investment in Nicor Energy. The company wrote down its equity investment in the 50-percent owned joint venture to zero in the third quarter 2002, and has taken significant steps to withdraw from its continued involvement in Nicor Energy. During the second quarter, the company received a cash distribution from the joint venture and recorded a $5.6 million pretax gain as a result of Nicor Energy's successful efforts to dispose of its assets. The company reported losses from Nicor Energy in 2002 for both the second quarter and year-to-date periods. The company also anticipates that it may recognize an estimated $3 to $5 million of additional pretax earnings during the remainder of 2003 relating to the wind-down efforts at Nicor Energy.

                        2003 Earnings Guidance
                        ----------------------
The company further announced that it has revised its previously provided 2003 annual diluted earnings per common share estimate to be in the range of $2.55 to $2.75. This revised estimate reflects the second quarter mercury-related insurance recoveries, as well as reported and potential future gains from the disposition of Nicor Energy. The revised estimate also assumes lower than anticipated operating results in the gas distribution segment due to higher operating and maintenance costs, decreased industrial volumes, and lower Chicago Hub results. Other factors contributing to the revised estimate include higher legal costs, and the timing of recognizing income as a result of the required accounting change by Nicor Enerchange. Furthermore, the revised estimate also assumes, among other things, normal weather, no impacts from the Illinois Commerce Commission's (ICC) PBR plan and purchase gas adjustment (PGA) review, and no further impacts from the company's mercury-related activities.


                            Conference Call
                            ---------------
As previously announced, the company will be holding a conference call to discuss its second quarter financial results and 2003 outlook. The conference call will be held on Friday, August 1, 2003 at 8:30 a.m. central, 9:30 a.m. eastern time.

To hear the conference call live, please logon to Nicor's corporate website at www.nicor.com, choose "Investor Info" and then select the webcast icon on the Overview page. A replay of the call will be available until 5:00 p.m. central time, Friday, August 15, 2003. To access the recording, call 1-888-286-8010, or 617-801-6888 for callers outside the United States, and enter reservation number 24835862. The call will also be archived on Nicor's corporate website for 90 days.

Nicor Inc. (NYSE: GAS) is a holding company and is a member of the S&P 500. Its principal businesses are Nicor Gas, one of the nation's largest natural gas distribution companies, and Tropical Shipping, a containerized shipping business serving the Caribbean region. Nicor also owns and has equity interest in several energy-related businesses. For more information, visit the Nicor website at www.nicor.com.

Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements about the earnings expectations of Nicor Inc. and its subsidiaries. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Such forward-looking statements may be identified by the use of forward-looking words or phrases such as "anticipate," "believe," "expect," "intend," "may," "planned," "potential," "should," "will," "would," or similar phrases. Actual results may differ materially from those indicated in the company's forward-looking statements due to the direct or indirect effects of the results of legal contingencies (including litigation) and the resolution of those issues, including the effects of an ICC review, and undue reliance should not be placed on such statements. Other factors that could cause materially different results include, but are not limited to, weather conditions; natural gas and fuel prices; fair value accounting adjustments; health care costs; insurance costs; legal costs; borrowing needs; interest rates; credit conditions; economic and market conditions; Caribbean tourism; energy conservation; legislative and regulatory actions, results, or adjustments; additional adjustments related to Nicor's retail energy marketing joint venture; asset sales; significant unplanned capital needs; future mercury-related charges or credits; changes in accounting principles; performance of major suppliers and contractors and acts of terrorism. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Nicor undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this release.

Nicor Inc.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------
Unaudited (millions, except per share data)

                                       Three months ended     Six months ended
                                              June 30             June 30
                                      --------------------   ------------------
                                        2003         2002      2003       2002
                                       -------     -------   --------  -------

Operating revenues                     $ 452.8     $ 352.2   $1,624.1  $ 940.2
                                       -------     -------   --------  -------

Operating expenses
     Gas distribution
         Cost of gas                     241.0       146.9    1,103.9    461.9
         Operating and maintenance        54.7        45.8      113.1     95.2
         Depreciation                     36.0        22.6       72.1     79.2
         Taxes, other than income taxes   28.0        23.4       93.9     63.7
         Mercury-related costs
          (recoveries)                   (17.4)          -      (17.8)      .2
         Property sale (gains) losses      (.4)          -        (.4)    (3.4)
     Shipping                             62.2        61.3      123.0    117.0
     All other                             9.8         8.5       16.0     17.7
                                       -------     -------   --------  -------
                                         413.9       308.5    1,503.8    831.5
                                       -------     -------   --------  -------

Operating income                          38.9        43.7      120.3    108.7
Equity investment income (loss), net       6.7        (2.6)       8.0     (4.9)
Other income (expense), net                 .6          .7        1.1      1.8
Interest expense, net of amounts
  capitalized                              9.2         8.9       18.9     18.7
                                       -------     -------   --------  -------

Income before income taxes and cumulative
    effect of accounting change           37.0        32.9      110.5     86.9
Income taxes                              13.2        10.5       36.3     28.0
                                       -------     -------   --------  -------

Income before cumulative effect of
    accounting change                     23.8        22.4       74.2     58.9
Cumulative effect of accounting change,
    net of $3.0 income tax benefit           -           -       (4.5)       -
                                       -------     -------   --------  -------

Net income                                23.8        22.4       69.7     58.9
Dividends on preferred stock                 -          .1          -       .1
                                       -------     -------   --------  -------

Earnings applicable to common stock    $  23.8     $  22.3   $   69.7  $  58.8
                                       =======     =======   ========  =======

Average shares of common stock outstanding
    Basic                                 44.0        44.1       44.0     44.2
    Diluted                               44.2        44.4       44.1     44.5

Earnings per average share of common stock
    Basic
      Before cumulative effect of
        accounting change              $   .54       $ .51    $  1.68  $  1.33
      Cumulative effect of accounting
        change, net of tax                   -           -       (.10)       -
                                       -------     -------   --------  -------
      Basic earnings per share         $   .54     $   .51   $   1.58  $  1.33
                                       =======     =======   ========  =======
    Diluted
      Before cumulative effect of
        accounting change               $   .54     $   .50   $   1.68  $  1.32
      Cumulative effect of accounting
        change, net of tax                    -           -       (.10)       -
                                        -------     -------   --------  -------
      Diluted earnings per share        $   .54     $   .50   $   1.58  $  1.32
                                        =======     =======   ========  =======
Nicor Inc.

PRELIMINARY FINANCIAL HIGHLIGHTS
--------------------------------
Unaudited (millions, except per share data)

                                       Three months ended     Six months ended
                                              June 30             June 30
                                      --------------------   ------------------
                                        2003         2002      2003       2002
                                       -------     -------   --------  -------

Operating revenues
    Gas distribution                   $ 379.5     $ 279.8   $1,476.2  $ 798.5
    Shipping                              67.1        65.2      133.6    125.0
    Other energy ventures                 17.5        15.1       38.6     24.4
    Corporate and eliminations           (11.3)       (7.9)     (24.3)    (7.7)
                                       -------     -------   --------  -------
                                       $ 452.8     $ 352.2   $1,624.1  $ 940.2
                                       =======     =======   ========  =======

Operating income (loss)
    Gas distribution                   $  37.6     $  41.1   $  111.4  $ 101.7
    Shipping                               4.9         3.9       10.6      8.0
    Other energy ventures                  (.6)        1.4        3.0      2.1
    Corporate and eliminations            (3.0)       (2.7)      (4.7)    (3.1)
                                       -------     -------   --------  -------
                                       $  38.9     $  43.7   $  120.3  $ 108.7
                                       =======     =======   ========  =======
Other income (expense), net
    Interest income                    $    .5     $    .6   $    1.1  $   1.5
    Other                                   .1          .1          -       .3
                                       -------     -------   --------  -------
                                       $    .6     $    .7   $    1.1  $   1.8
                                       =======     =======   ========  =======

Income before cumulative effect
   of accounting change                $  23.8     $  22.4   $   74.2  $  58.9

Cumulative effect of accounting change,
   net of $3.0 income tax benefit            -           -       (4.5)       -
                                       -------     -------   --------  -------
Net income                             $  23.8     $  22.4   $   69.7  $  58.9
                                       =======     =======   ========  =======

Earnings applicable to common stock    $  23.8     $  22.3   $   69.7  $  58.8

Average shares of common stock outstanding
     Basic                                44.0        44.1       44.0     44.2
     Diluted                              44.2        44.4       44.1     44.5

Earnings per average share of common stock
     Basic
       Before cumulative effect of
         accounting change             $   .54     $   .51   $   1.68  $  1.33
       Cumulative effect of accounting
         change, net of tax                  -           -       (.10)       -
                                       -------     -------   --------  -------
       Basic earnings per share        $   .54     $   .51   $   1.58  $  1.33
                                       =======     =======   ========  =======
     Diluted
       Before cumulative effect of
         accounting change             $   .54     $   .50   $   1.68  $  1.32
       Cumulative effect of accounting
         change, net of tax                  -           -       (.10)       -
                                       -------     -------   --------  -------
       Diluted earnings per share      $   .54     $   .50   $   1.58  $  1.32
                                       =======     =======   ========  =======